ARTICLES OF INCORPORATION
                                       OF
                             RAY DEVELOPMENT, INC.



                           ARTICLE I. CORPORATE NAME.
                           --------------------------

         The name of this corporation is:  RAY DEVELOPMENT, INC.

                   ARTICLE II. NATURE OF BUSINESS AND POWERS.
                   ------------------------------------------

         The general nature of the business to be transacted by this Corporation is to engage in any and all businesses permitted under the laws for the State of Florida.

                           ARTICLE III. CAPITAL STOCK
                          ---------------------------

         The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 7,000 shares of common stock having par value of $1.00 per share.

                          ARTICLE IV. PRINCIPAL STOCK
                          ----------------------------

         The principal office and mailing address of RAY DEVELOPMENT, INC. shall be:

         RAY DEVELOPMENT, INC.
         1876 Chimney Creek Place
         Sarasota, FL 34235

                         ARTICLE V. TERM OF EXISTENCE.
                         -----------------------------

         This Corporation shall have perpetual existence.

          ARTICLE VI. REGISTERED AGENT AND INITIAL REGISTERED OFFICE.
          -----------------------------------------------------------

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                  Thomas M. Fitzgibbons
                  Attorney at Law
                  1800 Second Street
                  Suite 880
                  Sarasota, Florida 34236

         The Board of Directors from time to time may move the Registered Office to any other address in the state of Florida.

                        ARTICLE VII. BOARD OF DIRECTORS.
                        --------------------------------

         This Corporation shall have one director initially. The number of directors may be increased of diminished from time to time by Bylaws adopted by the stockholders, but shall never be less than one.

                        ARTICLE VIII. INITIAL DIRECTORS.
                        --------------------------------

         The name of the initial director of this Corporation and street address is:

                  Robert A. Younker
                  1876 Chimney Creek Place
                  Sarasota, FL  34235

         The person named as initial director shall hold office for the first year of existence of this Corporation or until a successor is elected or appointed and has qualified, whichever occurs first.

                           ARTICLE IX. INCORPORATION.
                           --------------------------

         The name and street address of the person signing these Articles of Incorporation as the Incorporator is:

                  THOMAS M. FITZGIBBONS, Esquire
                  1800 Second Street
                  Suite 880
                  Sarasota, FL 34236

                             ARTICLE X. AMENDMENT.
                             ---------------------

         These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders and approved at a stockholder's meeting by at least a majority of the stock entitled to vote, unless all of the directors and all of the stockholders sign a written statement manifesting their intention that a certain amendment of these Article of Incorporation be made.

         IN WITNESS WHEREOF, the undersigned THOMAS M. FITZGIBBONS, as Incorporator, has executed the foregoing Articles of Incorporation on the 22nd day of January, 1996.

                                           /s/ Thomas M. Fitzgibbons
                                           ----------------------------------
                                               THOMAS M. FITZGIBBONS


          CERTIFICATE OF ACCEPTANCE OF DESIGNATION AS REGISTERED AGENT
         -------------------------------------------------------------

         The undersigned, THOMAS M. FITZGIBBONS, ESQUIRE, having been designated as Registered Agent to accept service of process for RAY DEVELOPMENT, INC., hereby agrees and accepts to act in this capacity, and agrees to comply with the provisions of the applicable Florida Statutes relative to keeping open the registered office of the corporation at the place designated in the Articles of Incorporation for RAY DEVELOPMENT, INC., as follows:

         Registered Agent:    THOMAS M. FITZGIBBONS, ESQUIRE

         Registered Agent:    1800 Second Street
                              Suite 880
                              Sarasota, Florida 34236

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of January, 1996.

                                         /s/ Thomas M. Fitzgibbons
                                         ------------------------------------
                                             THOMAS M. FITZGIBBONS